UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 7, 2013

Getty Realty Corp.
(Exact name of registrant as specified in charter)

Maryland (State of Organization)	001-13777 (Commission File Number)	11-3412575 (IRS Employer Identification No.)

125 Jericho Turnpike, Suite 103
Jericho, New York	11753
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (516) 478-5400

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 – Entry into a Material Definitive Agreement

As previously announced, the Company entered into an amendment of its senior secured revolving credit agreement (the “Credit Agreement”) with a group of banks led by JPMorgan Chase Bank, N.A. (the “Bank Syndicate”) and an amendment of its senior secured long-term loan agreement (“Prudential Loan Agreement”) with the Prudential Insurance Company of America (the “Prudential”) (collectively the “Agreements”).  The Agreements were entered into as a result of the Company’s preliminary calculations indicating that it may not comply with the respective debt to EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization) financial covenant in the Credit Agreement and the Prudential Loan Agreement for the quarter ended June 30, 2013 (the “Financial Covenant”).

Under the terms of the Agreements, the Company’s interest rate under the Credit Agreement and Prudential Loan Agreement increased by 50 basis points (0.50%); the total amount available to the Company for additional borrowings under the Credit Agreement is capped at $2.0 million in the aggregate; and the Company is not permitted to acquire any properties for a purchase price that equals or exceeds $20 million, individually or in the aggregate, without the prior written consent from the Bank Syndicate and Prudential.  The Agreements provided that these provisions would remain in effect until such time as the Company demonstrated compliance with its Financial Covenants or obtained permanent waivers or amendments under the Credit Agreement and the Prudential Loan Agreement.

The final calculation of the Financial Covenant for the quarter ended June 30, 2013, demonstrated that the Company was in compliance with the Financial Covenant and as such, as of August 7, 2013, both the Bank Syndicate and Prudential acknowledged that the terms of the Amendments are no longer in effect. The Company cannot provide any assurance that it will not seek additional waivers or amendments from the Bank Syndicate and Prudential and that the Company will be successful in its efforts to obtain such waivers or amendments.

Item 2.02. Results of Operations and Financial Condition

On August 7, 2013, Getty Realty Corp. announced its financial results for the quarter ended June 30, 2013.

A copy of the press release announcing these financial results is attached as Exhibit 99.1.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information disclosed above under Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Description
99.1	Press Release, dated August 7, 2013, issued by Getty Realty Corp.

The information contained in Item 2.02 and Exhibit 99.1 to this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Such information in this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GETTY REALTY CORP.

Date: August 7, 2013	By:	/s/ Thomas J. Stirnweis
Thomas J. Stirnweis
Vice President and Chief
Financial Officer

INDEX TO EXHIBITS

Exhibit	Description
Exhibit 99.1	Press Release, dated August 7, 2013, issued by Getty Realty Corp.